News Release
Investor Contact: Julie Trudell, Julie.Trudell@molinahealthcare.com, 562-912-6720
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
____________________________________________________________________________

Molina Healthcare Reports Fourth Quarter and Year-End 2019 Financial Results
Introduces Full Year 2020 Earnings Guidance

Long Beach, Calif., February 10, 2020 – Molina Healthcare, Inc. (NYSE: MOH) today reported net income for the fourth quarter of 2019 of $168 million, or $2.67 per diluted share, compared to net income of $201 million, or $3.01 per diluted share, for the fourth quarter of 2018. The Company also reported net income for the year ended December 31, 2019, of $737 million, or $11.47 per diluted share, compared to net income of $707 million, or $10.61 per diluted share, for the year ended December 31, 2018. Financial results for the fourth quarter and full year 2019 are summarized below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In millions, except per share results)
Premium Revenue	$4,123	$4,438	$16,208	$17,612
Total Revenue	$4,274	$4,664	$16,829	$18,890
Pre-Tax Income	$222	$256	$972	$999
Net Income	$168	$201	$737	$707
EPS – Diluted	$2.67	$3.01	$11.47	$10.61

MCR	86.0%	85.1%	85.8%	85.9%
G&A Ratio	8.0%	7.2%	7.7%	7.1%
Pre-Tax Margin	5.2%	5.5%	5.8%	5.3%
Effective Tax Rate	24.3%	21.4%	24.2%	29.2%
After-Tax Margin	3.9%	4.3%	4.4%	3.7%

Highlights include:

•	Premium revenue was $4.1 billion for the fourth quarter of 2019, a 7.1% decrease compared to the fourth quarter of 2018.

•	Medical care ratio (MCR) was 86.0% for the fourth quarter of 2019, compared to 85.1% for the fourth quarter of 2018.

•	General and administrative (G&A) expense ratio increased to 8.0% for the fourth quarter of 2019, compared to 7.2% for the fourth quarter of 2018.

•	After-tax margin was 3.9% for the fourth quarter of 2019, compared to 4.3% for the fourth quarter of 2018.

•	Net income for the year ended December 31, 2019, increased to $737 million, compared to $707 million for 2018, and after-tax margin increased to 4.4% for 2019, compared to 3.7% for 2018.

•
In December 2019, the Company’s Board of Directors authorized a share repurchase program of up to $500 million, and through February 7th, the Company repurchased an aggregate of approximately 1.9 million shares for $257 million, at an average cost of $133.23 per share.

•	Operating cash flows for the year ended December 31, 2019, were $427 million.

•	Introduced full year 2020 earnings guidance, including GAAP earnings per diluted share of $11.20 - $11.70.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

•
In October 2019, the Company announced that it entered into a definitive agreement to acquire certain assets of YourCare HealthPlan for approximately $40 million. Molina will assume the rights to serve approximately 46,000 Medicaid members in Western New York. The acquisition is expected to close in the first half of 2020.

•
In January 2020, the Company announced that it entered into a definitive agreement to acquire all of the capital stock of NextLevel Health Partners for approximately $50 million. Molina will assume the rights to serve approximately 50,000 Medicaid and Managed Long-Term Services and Supports members in Illinois’ Cook County. The acquisition is expected to close in the first half of 2020.

Joe Zubretsky, president and CEO, said, “We are pleased with our fourth quarter and full year results. We improved our Medicaid and Medicare margins and achieved exceptional Marketplace margins. Overall, we delivered 4.4 percent after-tax margins and earnings per share growth of 8 percent.” Mr. Zubretsky continued, “Going forward, 2020 represents an important year in our pivot to growth strategy with a return to top-line growth. Each of our three business lines are well positioned to grow in 2020 and beyond.”

Premium Revenue
Premium revenue for the fourth quarter of 2019 decreased 7.1% to $4.1 billion compared to $4.4 billion for the fourth quarter of 2018, which was in line with the Company’s expectations.

For the year ended December 31, 2019, premium revenue decreased 8.0% to $16.2 billion, from $17.6 billion for the comparable period in 2018. For both periods, the lower premium revenue is primarily a result of previously announced losses of Medicaid membership in New Mexico and Florida.

Medical Care Ratio
The consolidated MCR for the fourth quarter of 2019 increased to 86.0%, compared to 85.1% for the fourth quarter of 2018, primarily due to the increased Marketplace MCR. Prior period reserve development in the quarter was not material.
The MCR for the year ended December 31, 2019, improved to 85.8%, compared to 85.9% for the comparable period in 2018, due to a combination of the following:

•	The Medicaid MCR improved to 88.0%, compared to 90.0% for the year ended December 31, 2018, due to improvement in all programs.

•	The Medicare MCR increased to 85.3%, compared to 84.5% for the year ended December 31, 2018, due to fluctuation of medical care costs in certain markets.

•
The Marketplace MCR was 68.2%, compared to 58.9% for the year ended December 31, 2018. The MCR in 2018 was favorably impacted by reduced medical care costs due to Cost Sharing Reduction (CSR) subsidies related to 2017 dates of service, while the current year was impacted by a relatively smaller benefit from prior-year Marketplace risk adjustment compared to 2018.

General and Administrative Expense Ratio
General and administrative expenses were 8.0% of total revenues for the fourth quarter of 2019, compared to 7.2% for the fourth quarter of 2018.
For the year ended December 31, 2019, the G&A ratio was 7.7%, compared to 7.1% for the comparable prior-year period. In both periods, the year-over-year increases are due mainly to the year-over-year decline in total revenues.

-MORE-

Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

Interest Expense
Interest expense was $20 million for the fourth quarter of 2019, compared to $24 million for the fourth quarter of 2018. The decline was due to the repayment of convertible notes in 2019.

Balance Sheet
Cash and investments at the parent company amounted to $997 million as of December 31, 2019, compared to $796 million as of September 30, 2019.
For the fourth quarter of 2019, the parent company received $305 million of dividends from the regulated health plan subsidiaries.
The Company repaid $240 million of principal on the convertible notes in 2019. The impact of capital deployment actions in 2019 resulted in lower interest expense, a net gain on repayment of the convertible notes and a lower share count.
In early December 2019, the Company's board of directors authorized the purchase of up to $500 million in aggregate of the Company's common stock. Pursuant to a 10b5-1 trading plan, under this authorization the Company purchased approximately 400,000 shares for $54 million through December 31, 2019, and through February 7th, the Company has purchased in total approximately 1.9 million shares for $257 million.

Cash Flow
Operating cash flows for the year ended December 31, 2019, amounted to $427 million and were higher compared to the year ended December 31, 2018, primarily due to the normal fluctuations in timing of premium receipts.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

Outlook
The Company issued its full year 2020 earnings guidance, including GAAP earnings per diluted share of $11.20 - $11.70 and premium revenue growth of 7.4%.
Full year guidance highlights:

•	Medicaid after-tax margins are expected to perform well benefiting from stable rate and cost trend environments.

•	Medicare after-tax margins are expected to be strong despite the impact of the Health Insurer Fee.

•	Marketplace after-tax margins are expected to be lower reflecting pricing actions taken for the year.
Full year guidance reflects the following:

•	The reintroduction of the Health Insurer Fee in 2020 with an impact of approximately $0.30 per diluted share.

•
Steady state in Texas for the full year 2020. The Company is currently exercising its protest rights on the recently announced STAR+PLUS RFP award. The Company believes that the effective date of the new contract would be no earlier than January 1, 2021.

•
The YourCare Health Plan and NextLevel Health Partners acquisitions are not included in guidance as the transactions have not closed. Together they have over $500 million in annualized premium revenue.

Full Year 2020 Guidance (1)
Premium Revenue	~$17.4B
Medicaid	~$13.3B
Medicare	~$2.5B
Marketplace	~$1.6B
Premium Tax Revenue	~$565M
Health Insurer Fees Reimbursed	~$280M
Total Revenue	~$18.3B
Interest Expense	~$85M
Net Income	$674M - $704M
EPS - Diluted	$11.20 - $11.70
Diluted Shares	~60.2M

Total Membership	~3.4M
Medicaid and Medicare	~3.1M
Marketplace	~310K

Ratios:
MCR	86.2% - 86.4%
G&A Ratio	~7.2%
Effective Tax Rate	30.8% - 31.1%
After-Tax Margin	3.7% - 3.8%
Medicaid	3.2% - 3.4%
Medicare	5.6% - 5.7%
Marketplace	4.7% - 4.9%
___________________________
(1)All amounts are rounded and approximations.
Press Release Format
In an effort to streamline its earnings release, beginning in the first quarter of 2020, the Company will report its financial data by government program as seen on page 9, and schedules on pages 14 - 20 will no longer be published.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s fourth quarter and year-end 2019 results at 8:00 a.m. Eastern time on Tuesday, February 11, 2020. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 6197632. A telephonic replay of the conference call will be available through Tuesday, February 18, 2020, by dialing (877) 344-7529 and entering confirmation number 10137536. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.3 million members as of December 31, 2019. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release contains forward-looking statements regarding the Company’s 2020 guidance, as well as its plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those risks and uncertainties are discussed in the section entitled “Risk Factors,” and the section entitled “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2018, and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are on file with the SEC. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 10, 2020, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In millions, except per-share amounts)
Revenue:
Premium revenue	$4,123	$4,438	$16,208	$17,612
Premium tax revenue	122	97	489	417
Health insurer fees reimbursed	—	81	—	329
Service revenue	—	16	—	407
Investment income and other revenue	29	32	132	125
Total revenue	4,274	4,664	16,829	18,890
Operating expenses:
Medical care costs	3,545	3,775	13,905	15,137
General and administrative expenses	343	335	1,296	1,333
Premium tax expenses	122	97	489	417
Health insurer fees	—	87	—	348
Depreciation and amortization	21	23	89	99
Restructuring costs	1	8	6	46
Cost of service revenue	—	15	—	364
Total operating expenses	4,032	4,340	15,785	17,744
Loss on sales of subsidiaries, net of gain	—	(52)	—	(15)
Operating income	242	272	1,044	1,131
Other expenses, net:
Interest expense	20	24	87	115
Other (income) expenses, net	—	(8)	(15)	17
Total other expenses, net	20	16	72	132
Income before income tax expense	222	256	972	999
Income tax expense	54	55	235	292
Net income	$168	$201	$737	$707

Net income per share, diluted	$2.67	$3.01	$11.47	$10.61

Diluted weighted average shares outstanding	63.0	66.6	64.2	66.6

Operating Statistics:
Medical care ratio	86.0%	85.1%	85.8%	85.9%
G&A ratio	8.0%	7.2%	7.7%	7.1%
Premium tax ratio	2.9%	2.2%	2.9%	2.3%
Effective income tax rate	24.3%	21.4%	24.2%	29.2%
After-tax margin	3.9%	4.3%	4.4%	3.7%
Medicaid	3.6%	3.6%	3.2%	2.4%
Medicare	5.5%	8.0%	6.7%	4.8%
Marketplace	4.5%	15.4%	10.3%	16.4%

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$2,452	$2,826
Investments	1,946	1,681
Receivables	1,406	1,330
Prepaid expenses and other current assets	134	149
Derivative asset	29	476
Total current assets	5,967	6,462
Property, equipment, and capitalized software, net	385	241
Goodwill and intangible assets, net	172	190
Restricted investments	79	120
Deferred income taxes	79	117
Other assets	105	24
Total assets	$6,787	$7,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,854	$1,961
Amounts due government agencies	664	967
Accounts payable and accrued liabilities	455	390
Deferred revenue	249	211
Current portion of long-term debt	18	241
Derivative liability	29	476
Total current liabilities	3,269	4,246
Long-term debt	1,237	1,020
Finance lease liabilities	231	197
Other long-term liabilities	90	44
Total liabilities	4,827	5,507
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 62 million shares at each of December 31, 2019, and December 31, 2018	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	175	643
Accumulated other comprehensive income (loss)	4	(8)
Retained earnings	1,781	1,012
Total stockholders’ equity	1,960	1,647
Total liabilities and stockholders' equity	$6,787	$7,154

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2019	2018
	(In millions)
Operating activities:
Net income	$737	$707
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	89	127
Deferred income taxes	10	(6)
Share-based compensation	39	27
Amortization of convertible senior notes and finance lease liabilities	5	22
(Gain) loss on debt repayment	(15)	22
Loss on sales of subsidiaries, net of gain	—	15
Non-cash restructuring costs	—	17
Other, net	(5)	4
Changes in operating assets and liabilities:
Receivables	(76)	(530)
Prepaid expenses and other current assets	28	6
Medical claims and benefits payable	(107)	(226)
Amounts due government agencies	(303)	(574)
Accounts payable and accrued liabilities	2	45
Deferred revenue	38	(21)
Income taxes	(15)	51
Net cash provided by (used in) operating activities	427	(314)
Investing activities:
Purchases of investments	(2,536)	(1,444)
Proceeds from sales and maturities of investments	2,302	2,445
Purchases of property, equipment, and capitalized software	(57)	(30)
Net cash received from sales of subsidiaries	—	190
Other, net	(2)	(18)
Net cash (used in) provided by investing activities	(293)	1,143
Financing activities:
Repayment of principal amount of convertible senior notes	(240)	(362)
Cash paid for partial settlement of conversion option	(578)	(623)
Cash received for partial settlement of call option	578	623
Cash paid for partial termination of warrants	(514)	(549)
Proceeds from borrowings under term loan facility	220	—
Common stock purchases	(47)	—
Repayment of credit facility	—	(300)
Other, net	29	18
Net cash used in financing activities	(552)	(1,193)
Net decrease in cash, cash equivalents, and restricted cash and cash equivalents	(418)	(364)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	2,926	3,290
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$2,508	$2,926

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

HEALTH PLANS SEGMENT MEMBERSHIP

	As of December 31,
	2019	2018
Ending Membership by Government Program:
Medicaid	2,956,000	3,361,000
Medicare	101,000	98,000
Marketplace	274,000	362,000
	3,331,000	3,821,000

Ending Membership by Health Plan:
California	565,000	608,000
Florida (1)	132,000	313,000
Illinois	224,000	224,000
Michigan	362,000	383,000
New Mexico (1)	23,000	222,000
Ohio	288,000	302,000
Puerto Rico	176,000	252,000
South Carolina	131,000	120,000
Texas	341,000	423,000
Washington	832,000	781,000
Other (2)	257,000	193,000
	3,331,000	3,821,000
__________________

(1)
The Company’s Medicaid contracts in New Mexico and in all but two regions in Florida terminated in late 2018 and early 2019. The Company continues to serve Medicare and Marketplace members in both Florida and New Mexico, as well as Medicaid members in two regions in Florida.

(2)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

HEALTH PLANS SEGMENT FINANCIAL DATA — BY GOVERNMENT PROGRAM
(In millions, except percentages)

	Three Months Ended December 31,
	2019			2018
	Premium Revenue	Medical Care Costs	MCR (1)	Premium Revenue	Medical Care Costs	MCR (1)

Medicaid	$3,227	$2,818	87.3%	$3,430	$3,046	88.8%
Medicare	561	480	85.5	527	426	80.8
Marketplace	335	247	73.5	481	303	62.9
	$4,123	$3,545	86.0%	$4,438	$3,775	85.1%

	Year Ended December 31,
	2019			2018
	Premium Revenue	Medical Care Costs	MCR	Premium Revenue	Medical Care Costs	MCR

Medicaid	$12,466	$10,969	88.0%	$13,623	$12,258	90.0%
Medicare	2,243	1,913	85.3	2,074	1,752	84.5
Marketplace	1,499	1,023	68.2	1,915	1,127	58.9
	$16,208	$13,905	85.8%	$17,612	$15,137	85.9%
__________________

(1)	The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the original estimate of claims and benefits payable at the beginning of the period was more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Year Ended December 31,
	2019	2018
Medical claims and benefits payable, beginning balance	$1,961	$2,192
Components of medical care costs related to:
Current period	14,176	15,478
Prior period (1)	(271)	(341)
Total medical care costs	13,905	15,137
Change in non-risk and other provider payables	24	13
Payments for medical care costs related to:
Current period	12,554	13,671
Prior period	1,482	1,710
Total paid	14,036	15,381
Medical claims and benefits payable, ending balance	$1,854	$1,961

Days in claims payable, fee for service (2)	50	53
______________________

(1)	The December 31, 2018, amounts include the 2018 benefit of the 2017 Marketplace CSR reimbursement of $81 million.

(2)
Claims payable includes primarily IBNP. It also includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $50 million and $43 million, as of December 31, 2019 and 2018, respectively.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

UNAUDITED NON-GAAP FINANCIAL MEASURES
The Company uses non-generally accepted accounting principles, or non-GAAP, financial measures as supplemental metrics in evaluating the Company’s financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In millions)
Net income	$168	$201	$737	$707
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	21	23	89	118
Interest expense	20	24	87	115
Income tax expense	54	55	235	292
EBITDA	$263	$303	$1,148	$1,232
Adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release follow:
Earnings before interest, taxes, depreciation and amortization (“EBITDA”): Net income on a GAAP basis less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax expense. The Company believes that EBITDA is helpful in assessing the Company’s ability to meet the cash demands of its operating units.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

UNAUDITED NON-GAAP FINANCIAL MEASURES CONTINUED

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
	(In millions, except per diluted share amounts)
Net income	$168	$2.67	$201	$3.01	$737	$11.47	$707	$10.61
Adjustments:
Amortization of intangible assets	4	0.06	6	0.08	17	0.27	22	0.32
(Gain) loss on debt repayment	—	—	(3)	(0.05)	(15)	(0.24)	22	0.33
Restructuring costs	1	0.02	8	0.12	6	0.10	46	0.68
Loss on sales of subsidiaries, net of gain	—	—	52	0.78	—	—	15	0.23
Subtotal, adjustments	5	0.08	63	0.93	8	0.13	105	1.56
Income tax effect (1)	(1)	(0.02)	(23)	(0.34)	(2)	(0.03)	(30)	(0.43)
Adjustments, net of tax effect	4	0.06	40	0.59	6	0.10	75	1.13
Adjusted net income	$172	$2.73	$241	$3.60	$743	$11.57	$782	$11.74
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22.6% and 22% for 2019 and 2018, respectively.
Adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release follow:
Adjusted net income: Net income on a GAAP basis less amortization of intangible assets, gain or loss on debt repayment, restructuring costs, loss on sales of subsidiaries, and the aggregate income tax effect calculated at the statutory tax rate. The Company believes that adjusted net income is helpful in assessing the Company’s financial performance exclusive of the non-cash impact of the amortization of purchased intangibles and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted net income per diluted share: Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

Beginning in the first quarter of 2020, the Company will no longer publish the tables that follow in its earnings announcements, through the last page of this news release.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

HEALTH PLANS SEGMENT MEMBERSHIP

	As of December 31,
	2019	2018
Ending Membership by Government Program:
TANF and CHIP	1,987,000	2,295,000
Medicaid Expansion	605,000	660,000
ABD	364,000	406,000
Total Medicaid	2,956,000	3,361,000
MMP - Integrated	58,000	54,000
Medicare Special Needs Plans	43,000	44,000
Total Medicare	101,000	98,000
Total Medicaid and Medicare	3,057,000	3,459,000
Marketplace	274,000	362,000
	3,331,000	3,821,000

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

UNAUDITED SELECTED FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)
HEALTH PLANS SEGMENT FINANCIAL DATA — BY GOVERNMENT PROGRAM

	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended December 31, 2019
TANF and CHIP	6.1	$1,244	$206.74	$1,117	$185.79	89.9%	$127
Medicaid Expansion	1.8	720	395.37	608	333.59	84.4	112
ABD	1.1	1,263	1,150.24	1,093	995.29	86.5	170
Total Medicaid	9.0	3,227	361.16	2,818	315.41	87.3	409
MMP	0.2	396	2,284.37	343	1,981.07	86.7	53
Medicare	0.1	165	1,264.10	137	1,044.28	82.6	28
Total Medicare	0.3	561	1,846.15	480	1,578.71	85.5	81
Total Medicaid and Medicare	9.3	3,788	409.99	3,298	356.95	87.1	490
Marketplace	0.8	335	404.18	247	297.17	73.5	88
	10.1	$4,123	$409.51	$3,545	$352.03	86.0%	$578

	Three Months Ended December 31, 2018
TANF and CHIP	7.1	$1,363	$189.86	$1,203	$167.61	88.3%	$160
Medicaid Expansion	2.0	700	349.05	630	314.34	90.1	70
ABD	1.3	1,367	1,094.14	1,213	970.49	88.7	154
Total Medicaid	10.4	3,430	328.79	3,046	292.00	88.8	384
MMP	0.2	366	2,263.41	300	1,855.34	82.0	66
Medicare	0.1	161	1,206.96	126	944.65	78.3	35
Total Medicare	0.3	527	1,784.58	426	1,442.57	80.8	101
Total Medicaid and Medicare	10.7	3,957	368.93	3,472	323.72	87.7	485
Marketplace	1.1	481	437.79	303	275.56	62.9	178
	11.8	$4,438	$375.33	$3,775	$319.24	85.1%	$663

	Year Ended December 31, 2019
TANF and CHIP	24.4	$4,838	$198.66	$4,258	$174.88	88.0%	$580
Medicaid Expansion	7.2	2,775	383.93	2,418	334.53	87.1	357
ABD	4.4	4,853	1,111.09	4,293	982.83	88.5	560
Total Medicaid	36.0	12,466	346.79	10,969	305.16	88.0	1,497
MMP	0.7	1,589	2,346.87	1,377	2,033.77	86.7	212
Medicare	0.5	654	1,268.74	536	1,039.02	81.9	118
Total Medicare	1.2	2,243	1,880.79	1,913	1,603.73	85.3	330
Total Medicaid and Medicare	37.2	14,709	396.05	12,882	346.87	87.6	1,827
Marketplace	3.6	1,499	411.89	1,023	281.04	68.2	476
	40.8	$16,208	$397.47	$13,905	$340.99	85.8%	$2,303

	Year Ended December 31, 2018
TANF and CHIP	29.4	$5,508	$187.04	$4,908	$166.66	89.1%	$600
Medicaid Expansion	8.1	2,884	356.81	2,587	320.11	89.7	297
ABD	5.0	5,231	1,049.26	4,763	955.22	91.0	468
Total Medicaid	42.5	13,623	320.43	12,258	288.31	90.0	1,365
MMP	0.7	1,443	2,192.58	1,241	1,885.59	86.0	202
Medicare	0.5	631	1,180.46	511	955.81	81.0	120
Total Medicare	1.2	2,074	1,738.85	1,752	1,468.77	84.5	322
Total Medicaid and Medicare	43.7	15,697	359.14	14,010	320.53	89.2	1,687
Marketplace	4.9	1,915	392.97	1,127	231.33	58.9	788
	48.6	$17,612	$362.54	$15,137	$311.59	85.9%	$2,475
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

-MORE-

Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

HEALTH PLANS SEGMENT FINANCIAL DATA — MEDICAID AND MEDICARE

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended December 31, 2019
California	1.5	$531	$334.81	$414	$261.66	78.2%	$117
Florida	0.3	125	426.72	109	371.79	87.1	16
Illinois	0.7	276	412.06	240	357.32	86.7	36
Michigan	1.0	390	362.57	321	298.90	82.4	69
Ohio	0.9	615	691.25	562	631.53	91.4	53
Puerto Rico	0.5	133	254.48	119	229.44	90.2	14
South Carolina	0.4	156	394.94	133	334.33	84.7	23
Texas	0.6	613	952.36	561	870.16	91.4	52
Washington	2.5	645	266.70	569	235.58	88.3	76
Other (1) (2)	0.9	304	406.59	270	360.51	88.7	34
	9.3	$3,788	$409.99	$3,298	$356.95	87.1%	$490

	Three Months Ended December 31, 2018
California	1.8	$485	$282.83	$425	$247.56	87.5%	$60
Florida	1.0	370	376.80	345	351.20	93.2	25
Illinois	0.7	242	361.29	196	291.63	80.7	46
Michigan	1.1	389	348.47	320	287.33	82.5	69
New Mexico (2)	0.6	305	489.86	265	425.85	86.9	40
Ohio	0.9	607	662.51	527	575.69	86.9	80
Puerto Rico	0.8	147	173.81	135	158.97	91.5	12
South Carolina	0.3	126	352.67	106	299.17	84.8	20
Texas	0.6	581	865.75	538	801.34	92.6	43
Washington	2.3	512	225.52	455	200.72	89.0	57
Other (1)	0.6	193	344.31	160	283.96	82.5	33
	10.7	$3,957	$368.93	$3,472	$323.72	87.7%	$485

	Year Ended December 31, 2019
California	6.4	$2,039	$313.75	$1,700	$261.74	83.4%	$339
Florida	1.3	543	414.29	483	368.81	89.0	60
Illinois	2.7	1,002	377.13	872	328.11	87.0	130
Michigan	4.3	1,589	368.73	1,311	304.22	82.5	278
Ohio	3.6	2,450	684.74	2,215	619.03	90.4	235
Puerto Rico	2.3	474	204.88	420	181.85	88.8	54
South Carolina	1.6	583	375.13	511	328.58	87.6	72
Texas	2.6	2,402	920.94	2,184	837.05	90.9	218
Washington	9.6	2,513	263.13	2,260	236.63	89.9	253
Other (1) (2)	2.8	1,114	403.47	926	335.31	83.1	188
	37.2	$14,709	$396.05	$12,882	$346.87	87.6%	$1,827

	Year Ended December 31, 2018
California	7.1	$1,931	$273.59	$1,724	$244.21	89.3%	$207
Florida	4.2	1,517	360.98	1,414	336.43	93.2	103
Illinois	2.5	793	322.87	670	272.61	84.4	123
Michigan	4.5	1,550	344.42	1,303	289.53	84.1	247
New Mexico (2)	2.6	1,241	474.10	1,140	435.65	91.9	101
Ohio	3.7	2,277	608.29	2,001	534.59	87.9	276
Puerto Rico	3.7	696	186.59	636	170.45	91.4	60
South Carolina	1.4	495	351.38	429	304.85	86.8	66
Texas	2.7	2,296	839.70	2,092	765.12	91.1	204
Washington	9.1	2,178	240.42	1,999	220.72	91.8	179
Other (1)	2.2	723	329.06	602	273.55	83.1	121
	43.7	$15,697	$359.14	$14,010	$320.53	89.2%	$1,687
_______________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

-MORE-

Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

HEALTH PLANS SEGMENT FINANCIAL DATA — MARKETPLACE

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended December 31, 2019
California	0.2	$53	$365.16	$36	$241.93	66.3%	$17
Florida	0.1	39	357.79	26	239.09	66.8	13
Michigan	0.1	8	497.43	5	302.84	60.9	3
Ohio	—	24	803.58	18	599.84	74.6	6
Texas	0.4	132	337.02	99	253.66	75.3	33
Washington	—	39	684.31	33	563.25	82.3	6
Other (1)	—	40	492.23	30	379.25	77.0	10
	0.8	$335	$404.18	$247	$297.17	73.5%	$88

	Three Months Ended December 31, 2018
California	—	$48	$322.39	$36	$248.84	77.2%	$12
Florida	0.1	62	526.44	32	278.60	52.9	30
Michigan	0.1	11	259.20	8	166.54	64.3	3
New Mexico	0.1	22	328.32	19	302.79	92.2	3
Ohio	0.1	27	512.33	20	366.62	71.6	7
Texas	0.7	269	440.81	153	250.66	56.9	116
Washington	—	44	697.31	35	536.80	77.0	9
Other (2)	—	(2)	NM	—	NM	NM	(2)
	1.1	$481	$437.79	$303	$275.56	62.9%	$178

	Year Ended December 31, 2019
California	0.7	$227	$364.82	$137	$218.06	59.8%	$90
Florida	0.5	191	382.52	107	214.19	56.0	84
Michigan	0.1	35	479.12	20	273.87	57.2	15
Ohio	0.1	103	802.29	71	556.15	69.3	32
Texas	1.7	589	342.57	430	250.40	73.1	159
Washington	0.2	182	730.31	130	522.15	71.5	52
Other (1)	0.3	172	494.05	128	368.08	74.5	44
	3.6	$1,499	$411.89	$1,023	$281.04	68.2%	$476

	Year Ended December 31, 2018
California	0.6	$219	$325.84	$125	$187.37	57.5%	$94
Florida	0.6	273	498.66	99	181.52	36.4	174
Michigan	0.2	51	250.69	31	150.11	59.9	20
New Mexico	0.3	115	403.55	74	260.29	64.5	41
Ohio	0.3	111	477.03	78	334.32	70.1	33
Texas	2.7	948	356.06	593	222.89	62.6	355
Washington	0.2	183	664.48	140	506.07	76.2	43
Other (2)	—	15	NM	(13)	NM	NM	28
	4.9	$1,915	$392.97	$1,127	$231.33	58.9%	$788
__________________

(1)	“Other” includes the New Mexico, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results in 2019.

(2)	“Other” includes the Utah and Wisconsin health plans, where the Company did not participate in the Marketplace in 2018. Therefore, the ratios for 2018 periods are not meaningful (NM).

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

HEALTH PLANS SEGMENT FINANCIAL DATA — TOTAL

	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
	Three Months Ended December 31, 2019
California	1.7	$584	$337.37	$450	$259.99	77.1%	$134
Florida	0.4	164	407.98	135	335.71	82.3	29
Illinois	0.7	276	412.06	240	357.32	86.7	36
Michigan	1.1	398	364.51	326	298.95	82.0	72
Ohio	0.9	639	694.87	580	630.51	90.7	59
Puerto Rico	0.5	133	254.48	119	229.44	90.2	14
South Carolina	0.4	156	394.94	133	334.33	84.7	23
Texas	1.0	745	720.66	660	638.02	88.5	85
Washington	2.5	684	276.64	602	243.37	88.0	82
Other (1) (2)	0.9	344	414.93	300	362.34	87.3	44
	10.1	$4,123	$409.51	$3,545	$352.03	86.0%	$578

	Three Months Ended December 31, 2018
California	1.8	$533	$285.98	$461	$247.66	86.6%	$72
Florida	1.1	432	392.68	377	343.49	87.5	55
Illinois	0.7	242	361.29	196	291.63	80.7	46
Michigan	1.2	400	344.96	328	282.58	81.9	72
New Mexico (2)	0.7	327	474.44	284	414.10	87.3	43
Ohio	1.0	634	654.39	547	564.37	86.2	87
Puerto Rico	0.8	147	173.81	135	158.97	91.5	12
South Carolina	0.3	126	352.67	106	299.17	84.8	20
Texas	1.3	850	663.84	691	539.68	81.3	159
Washington	2.3	556	238.21	490	209.76	88.1	66
Other (1)	0.6	191	344.44	160	285.37	82.9	31
	11.8	$4,438	$375.33	$3,775	$319.24	85.1%	$663

	Year Ended December 31, 2019
California	7.1	$2,266	$318.22	$1,837	$257.91	81.0%	$429
Florida	1.8	734	405.52	590	326.11	80.4	144
Illinois	2.7	1,002	377.13	872	328.11	87.0	130
Michigan	4.4	1,624	370.57	1,331	303.71	82.0	293
Ohio	3.7	2,553	688.80	2,286	616.86	89.6	267
Puerto Rico	2.3	474	204.88	420	181.85	88.8	54
South Carolina	1.6	583	375.13	511	328.58	87.6	72
Texas	4.3	2,991	691.31	2,614	604.14	87.4	377
Washington	9.8	2,695	275.05	2,390	243.91	88.7	305
Other (1) (2)	3.1	1,286	413.61	1,054	338.98	82.0	232
	40.8	$16,208	$397.47	$13,905	$340.99	85.8%	$2,303

	Year Ended December 31, 2018
California	7.7	$2,150	$278.13	$1,849	$239.28	86.0%	$301
Florida	4.8	1,790	376.84	1,513	318.58	84.5	277
Illinois	2.5	793	322.87	670	272.61	84.4	123
Michigan	4.7	1,601	340.35	1,334	283.47	83.3	267
New Mexico (2)	2.9	1,356	467.17	1,214	418.44	89.6	142
Ohio	4.0	2,388	600.62	2,079	522.89	87.1	309
Puerto Rico	3.7	696	186.59	636	170.45	91.4	60
South Carolina	1.4	495	351.38	429	304.85	86.8	66
Texas	5.4	3,244	601.23	2,685	497.75	82.8	559
Washington	9.3	2,361	252.92	2,139	229.13	90.6	222
Other (1)	2.2	738	336.86	589	268.17	79.6	149
	48.6	$17,612	$362.54	$15,137	$311.59	85.9%	$2,475
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

-MORE-

Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

SELECTED FINANCIAL DATA

The following table provides details of the Company’s medical care costs for the periods indicated:

	Three Months Ended December 31,
	2019			2018
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,660	$264.20	75.0%	$2,807	$237.39	74.4%
Pharmacy	427	42.43	12.0	493	41.68	13.1
Capitation	293	29.06	8.3	293	24.83	7.7
Other	165	16.34	4.7	182	15.34	4.8
	$3,545	$352.03	100.0%	$3,775	$319.24	100.0%

	Year Ended December 31,
	2019			2018
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$10,453	$256.34	75.1%	$11,278	$232.15	74.5%
Pharmacy	1,681	41.23	12.1	2,138	44.01	14.1
Capitation	1,149	28.17	8.3	1,184	24.38	7.8
Other	622	15.25	4.5	537	11.05	3.6
	$13,905	$340.99	100.0%	$15,137	$311.59	100.0%

The following table provides details of the Company’s medical claims and benefits payable as of the dates indicated:

	December 31,
	2019	2018
Fee-for-service claims incurred but not paid (IBNP)	$1,406	$1,562
Pharmacy payable	126	115
Capitation payable	55	52
Other (1)	267	232
	$1,854	$1,961
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s consolidated statements of income. As of December 31, 2019 and 2018, the Company had recorded non-risk provider payables of approximately $132 million and $107 million, respectively.

-MORE-

Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2019 Results

February 10, 2020

SUMMARY OF NON-RUN RATE ITEMS AFFECTING CURRENT QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS
(In millions, except per diluted share amounts)

The table below summarizes the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations. The individual items presented below increase (decrease) income before income tax expense.

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)
Gain (loss) on debt repayment	$—	$—	$3	$0.04	$15	$0.18	$(22)	$(0.29)
Restructuring costs	(1)	(0.01)	(8)	(0.09)	(6)	(0.07)	(46)	(0.54)
Loss on sales of subsidiaries, net of gain	—	—	(52)	(0.48)	—	—	(15)	(0.05)
	$(1)	$(0.01)	$(57)	$(0.53)	$9	$0.11	$(83)	$(0.88)
______________________

(1)
Except for permanent differences between GAAP and tax (such as certain expenses that are not deductible for tax purposes), per diluted share amounts are generally calculated at the statutory income tax rate of 22.6% and 22% for 2019 and 2018, respectively.

NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,				Year Ended December 31,
	2019		2018		2019		2018

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$168	$2.67	$201	$3.01	$737	$11.47	$707	$10.61
Adjustment:
Amortization of intangible assets	4	0.06	6	0.08	17	0.27	22	0.32
Income tax effect (1)	(1)	(0.01)	(1)	(0.02)	(4)	(0.06)	(5)	(0.07)
Adjustment, net of tax effect	3	0.05	5	0.06	13	0.21	17	0.25
Adjusted net income	$171	$2.72	$206	$3.07	$750	$11.68	$724	$10.86
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22.6% and 22% for 2019 and 2018, respectively.
Adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release follow:
Adjusted net income: Net income on a GAAP basis less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate. The Company believes that adjusted net income is helpful in assessing the Company’s financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

-END-